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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 18, 2000


                               Aries Ventures Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Nevada                0-14136              84-0987840
---------------         ------------        ----------------
(State or other         (Commission         (I.R.S. Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


28720 Canwood Street, Suite 207, Agoura Hills, California   91301
--------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (818) 879-6501


                                  Casmyn Corp.
          -------------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Effective August 18, 2000, the Company retained Hollander, Lumer & Co. LLP ("HL"), Sherman Oaks, California, as its new independent accountant to audit the Company's financial statements. During the fiscal years ended September 30, 1998 and 1999, and the interim period from October 1, 1999 through August 18, 2000, the Company did not consult with HL regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

         Deloitte & Touche LLP ("D&T"), Vancouver, British Columbia, Canada, audited the Company's financial statements for the fiscal years ended September 30, 1997 and 1998. As a result of the retention of HL as the Company's new independent accountant effective August 18, 2000, D&T was replaced as the Company's independent accountant at that time. The decision to retain HL to replace D&T as the Company's independent accountant was approved by the Company's Board of Directors.

         D&T's reports on the Company's financial statements for each of the fiscal years ended September 30, 1997 and 1998 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, D&T's report on the Company's financial statements for the fiscal year ended September 30, 1998 contained supplementary comments. These supplementary comments indicated that, although United States reporting standards for auditors require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by a significant uncertainty such as referred to in the notes to the consolidated financial statements regarding the Company's ability to continue as a going concern, reporting standards in Canada do not permit a reference to such uncertainties in the auditor's report when the uncertainties are adequately disclosed in the financial statements.

         Under the auspices of new management, which assumed control of the Company effective October 1, 1998, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code on December 7, 1999, in order to implement a financial restructuring. The Company's Second Amended Chapter 11 Plan of Reorganization was confirmed by the United States Bankruptcy Court on March 31, 2000. During and immediately prior to the period that the Company was in bankruptcy proceedings, complete financial statements of the Company were not prepared. Accordingly, D&T did not issue a report on the Company's financial statements for the fiscal year ended September 30, 1999.

         With respect to D&T's report on the Company's financial statements for the fiscal year ended September 30, 1998, there were no disagreements with D&T through the date such financial statements were publicly disseminated on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of


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the disagreement(s) in connection with its report. However, subsequent to the dissemination of D&T's report on the Company's financial statements for the fiscal year ended September 30, 1998, and as part of the Company's bankruptcy restructuring, the Company, in conjunction with its legal counsel, commenced a review of the prior acts and conduct of D&T. The Company is continuing to evaluate whether to pursue possible claims against D&T. As a result, a potential conflict of interest developed with respect to D&T continuing as the Company's independent accountant.

         The Company provided D&T with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K, and requested that D&T provide its response letter, addressed to the United States Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-K. D&T responded by indicating that it intends to provide its response letter within 10 business days of the filing of this report. Upon receipt of such response letter, the Company will amend this report to file such response letter as an exhibit.

         The Company has provided HL with a copy of the disclosures it is making in response to Item 304(a)(2) of Regulation S-K, and HL has indicated that no response letter will be forthcoming.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Aries Ventures Inc.
                                              ------------------------
                                                    (Registrant)



Date:  August 21, 2000                   By:  /s/ ROBERT N. WEINGARTEN
                                              ---------------------------
                                              Robert N. Weingarten
                                              Chief Financial Officer




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